EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scrap China Corporation, (the “Company”) on 10-QSB for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Paul Roszel, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2008	/s/ Paul Roszel
Paul Roszel
President, Chief Executive Officer